                                                               EXHIBIT 10.64


                                     LEASE

                                    Between:

              CHARRINGTON ESTATES, a Michigan Limited Partnership

                                      and

                              JABIL CIRCUIT, INC.

                                     INDEX

                 BASIC LEASE PROVISIONS                                   1
 SECTION 1   -   CONSTRUCTION AND IMPROVEMENTS                            2
 SECTION 2   -   TERM OF LEASE                                            2
 SECTION 3   -   BASIC RENTAL                                             3
 SECTION 4   -   LATE CHARGE/INTEREST                                     3
 SECTION 5   -   TAXES                                                    4
 SECTION 6   -   INSURANCE                                                5
 SECTION 7   -   ASSIGNMENT                                               7
 SECTION 8   -   RIGHT TO MAKE ALTERATIONS                                7
 SECTION 9   -   EMINENT DOMAIN                                           9
 SECTION 10  -   OPERATION AND MAINTENANCE OF COMMON AREAS                9
             -   USE OF COMMON AREAS                                      9
             -   TENANT'S PRO RATA SHARE OF EXPENSES                     10
 SECTION 11  -   LANDLORD'S OBLIGATIONS FOR MAINTENANCE                  11
             -   TENANT'S OBLIGATIONS FOR MAINTENANCE                    11
 SECTION 12  -   RIGHT TO ERECT SIGNS                                    12
 SECTION 13  -   LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT               12
 SECTION 14  -   DEFAULT                                                 13
 SECTION 15  -   BANKRUPTCY OR INSOLVENCY                                17
             -   TERMINATION                                             17
             -   TENANT'S OBLIGATION TO AVOID CREDITORS PROCEEDINGS      17
             -   RIGHTS AND OBLIGATIONS UNDER THE BANKRUPTCY CODE        18
 SECTION 16  -   NON-LIABILITY                                           18
 SECTION 17  -   DAMAGE AND DESTRUCTION                                  19
 SECTION 18  -   UTILITIES                                               20
 SECTION 19  -   USE                                                     20
 SECTION 20  -   HOLDING OVER                                            20
 SECTION 21  -   LIEN ON PERSONAL PROPERTY                               21
 SECTION 22  -   RIGHT OF ENTRY                                          21
 SECTION 23  -   ADDITIONAL RIGHTS OF LANDLORD                           21
 SECTION 24  -   NOTICES                                                 22
 SECTION 25  -   ADDITIONAL RULES                                        22


 SECTION 26  -   ADDITIONAL DOCUMENTS                                    23
 SECTION 27  -   WAIVER OF RIGHTS AND REDEMPTION                         23
 SECTION 28  -   WAIVER                                                  23
 SECTION 29  -   NO PARTNERSHIP                                          23
 SECTION 30  -   PARTIAL INVALIDITY AND SEVERABILITY                     23
 SECTION 31  -   LIENS                                                   24
 SECTION 32  -   ENTIRE AGREEMENT                                        24
 SECTION 33  -   COMPLIANCE WITH LAWS                                    24
 SECTION 34  -   CONSTRUCTION AND INTERPRETATION                         25
 SECTION 35  -   RENT TO BE NET TO LANDLORD                              25
 SECTION 36  -   DELAYS                                                  25
 SECTION 37  -   LIABILITY OF LANDLORD                                   25
 SECTION 38  -   RECORDING                                               26
 SECTION 39  -   SUBORDINATION                                           26
             -   OFF SET STATEMENT                                       26
             -   ATTORNMENT                                              26
 SECTION 40  -   BINDING UPON SUCCESSORS                                 27
 SECTION 41  -   LANDLORD'S COVENANT                                     27
 SECTION 42  -   ACCORD AND SATISFACTION                                 27
 SECTION 43  -   SECURITY PROVISION                                      27
 SECTION 44  -   SURRENDER OF PREMISES ON TERMINATION                    28
 SECTION 45  -   RIGHT TO CANCEL                                         28

                 SIGNATURES                                              29
                 ACKNOWLEDGEMENT OF LANDLORD                             29
                 ACKNOWLEDGEMENT OF CORPORATE TENANT                     29

 EXHIBIT 1   -   LEGAL DESCRIPTION - SITE AND SITE PLAN
 EXHIBIT 2   -   LEASED PREMISES PARCEL
 EXHIBIT 3   -   BUILDING SPECIFICATIONS
 EXHIBIT 4   -   GUARANTY


         THIS LEASE made this 1st day of October, 1997, between CHARRINGTON ESTATES, a Michigan Limited Partnership, whose address is 2301 West Big Beaver Road, Suite 900, Troy, Michigan, 48084, (hereinafter referred to as "Landlord") and JABIL CIRCUIT, INC., a Delaware Corporation, whose address is 10800 Roosevelt Blvd., St. Petersburg, Florida 33716 (hereinafter referred to as "Tenant").


                                   WITNESSETH

BASIC LEASE PROVISIONS.

A.   Lease Term:                    60 Months

B.   Commencement Date:             October 1, 1997
     Rental Commencement Date:      December 1, 1997

C.   Expiration Date:               November 30, 2002

D.   Monthly Base Rent:             Twenty-four Thousand Five Hundred Nine and 56/100 Dollars ($24,509.56)

E.   Annual Base Rent:              Two Hundred Ninety-four Thousand One Hundred Fourteen and 70/100 Dollars
                                    ($294,114.70)

F.   Payee of Rent ("Payee"):       Charrington Estates Limited Partnership

G.   Address for Payment of Rent:   2301 West Big Beaver Road
                                    Suite 900
                                    Troy, Michigan 48084

H.   Leased Premises consists of approximately 53,966 square feet

I.   Address of Building Within Which the Leased Premises are Located ("Building"):
                50 Corporate Drive
                Auburn Hills, Michigan 48326

J.   Security Deposit:           Twenty-four Thousand Five Hundred Nine and 56/100 Dollars ($24,509.56)

K.   Tenant's Share of Applicable Taxes:     40.2 percent

L.   Tenant's Share of Maintenance:          40.2 percent

M.   Broker: Signature Associates

N.   Tenant Floor Plan Due: October 15, 1997

O.   Exhibits to Lease:

     (1)    Legal Description - Site and Site Plan.
     (2)    Leased Premises Parcel.
     (3)    Building Specifications.
     (4)    Guaranty

                               AGREEMENT OF LEASE

                                  THE PREMISES

         IN CONSIDERATION of the rents to be paid and the mutual covenants, promises and agreements herein set forth, Landlord and Tenant agree as follows:

         Landlord hereby leases unto Tenant certain premises within a building, on land situated in Auburn Hills, Michigan, which premises are more particularly described on Exhibit "1" and Exhibit "2" attached hereto and which is incorporated herein hereby referred to as the "Leased Premises".

                                   SECTION 1

CONSTRUCTION AND IMPROVEMENTS

         1.01. Landlord agrees, prior to the commencement of the term of this Lease, at Landlord's sole cost and expense, to complete certain Tenant office improvements to the Premises in accordance with Plans, which have been approved by both parties no later than October 15, 1997, and which are by this reference made a part hereof per specifications described on Exhibit "3". No minor change from such Plans which may be necessary during the preparation of the Premises for Tenant shall affect, change or invalidate this Lease. Landlord shall further provide a paved, striped parking lot and landscaping in accordance with the plans approved from the City of Auburn Hills. It is understood and agreed by Tenant that any minor changes from any plans or specifications during construction of the building shall not relieve Tenant of its obligations under this lease agreement. Landlord's construction work shall be pursuant to applicable ordinances, regulations and laws. Exterior items such as landscaping, sprinkling system, line painting, which as yet are uncompleted, shall not be a basis to delay possession or the commencement date of this Lease.

                                   SECTION 2

TERM OF LEASE

         2.01. The term of this Lease shall begin on October 1, 1997, ("the Commencement Date") and shall end on October 31, 2002, unless sooner terminated as herein set forth. The term as fixed by this Section 2 shall hereafter be referred to as the "original term".

         2.02. If Landlord shall be unable for any reason to give possession of the Premises on the Commencement Date by reason of unavailability of materials, labor disputes, Acts of God or other casualty, changes in the Plans requested by Tenant, or any other causes whatsoever, Landlord shall not be subject to any liability or liable for damages to Tenant for the failure to give possession on such date but the rent to be paid herein shall not commence until the Premises are ready for occupancy by Tenant and the rental therefor shall be postponed and the term of the Lease extended. No such failure to give possession on the date of the commencement of the term shall affect the validity of this Lease or the obligations of Tenant hereunder. If permission is given to Tenant to enter into possession of the Premises, or to occupy Premises other than the Leased Premises, prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease.

         It is understood that if the building shall not be completed as set forth herein at the time provided, as a result of any cause or reason, the Landlord shall not be liable in damages to the Tenant therefor, but during the period the building shall not be completed as hereinbefore provided, the rental therefor shall be postponed and the term of the Lease extended. Notwithstanding the provisions of this Section 2.02 above, if Landlord fails to deliver possession of the Premises within one hundred twenty (120) days of the Commencement Date specified in the Basic Lease Provisions above, through no fault or delay on the part of Tenant, then Tenant may cancel this Lease by written notice to Landlord within ten (10) days of the expiration of such one hundred twenty (120) day period.

         Upon Landlord's securing a temporary certificate of occupancy, Landlord shall deliver possession of the building known as 50 Corporate Drive to Tenant with free rent until rental commencement date of December 1, 1997. Although Tenant shall have possession and use of the exterior facilities, i.e., the parking lot as of the commencement date, Tenant shall not enter, use, or occupy the building known as 50 Corporate Drive until the City of Auburn Hills has issued a Temporary Certificate of Occupancy.

         2.03. On the Commencement Date or within a reasonable time thereafter upon request by Landlord, Tenant shall execute a written instrument confirming the Commencement Date and rental commencement date and the date on which the term shall end.


                                   SECTION 3

BASIC RENTAL

         3.01. In consideration of the leasing aforesaid, Tenant hereby covenants and agrees to pay Landlord, at such place as Landlord may hereafter from time to time designate in writing, a minimum annual net rental for the original term of the Lease equal in total amount Two Hundred Ninety-four Thousand One Hundred Fourteen and 70/100 Dollars ($294,114.70) per year, payable without deduction or set off in advance on the first day of each month in equal installments of Twenty-four Thousand Five Hundred Nine and 56/100 Dollars ($24,509.56) each throughout the Lease Term. Receipt of Forty-nine Thousand Nineteen and 12/100 Dollars ($49,019.12) representing the first month's rent and security deposit is hereby acknowledged upon execution of this Lease.

         3.02. The basic rental shall be net to Landlord, so that this Lease shall yield, net, to Landlord, not less than the basic net rental specified in
Section 3.01 hereof during the term of this Lease, and that all costs, expenses and charges of every kind and nature relating to the Premises which may be attributable to, or become due during the term of this Lease shall be paid by Tenant, and that Landlord shall be identified and saved harmless by Tenant from and against the same.

                                   SECTION 4

LATE CHARGE/INTEREST

         4.01. Any rent unpaid for more than seven (7) days after such rent is due and any rent received and accepted more than seven (7) days after such rent is due shall be subject to a late charge of five (5%) percent of such rent, and such late charges shall be due from Tenant to Landlord as additional rent on or before the next rental due date. Any default in the payment of rent shall not be considered cured unless and until such late charges are paid by Tenant to Landlord. On default of payment of such late charges, Landlord shall have the same remedies as on default in payment of rent. Such late charges shall be in addition to any other rights or remedies Landlord may have as provided by this Lease or as allowed by law.

         4.02. If any rent, any late charges, or any other sums payable by Tenant to Landlord under this Lease are not paid within fifteen (15) days after such rent, late charges or other sums are due, such rent, late charges or other sums shall bear interest at the rate of five percentage points above the effective prime interest rate per annum charged by Michigan National Bank to its best commercial customers. Such interest shall be due from Tenant to Landlord as additional rent on or before the next rental due date and shall accrue from the date that such rent, late charges or other sums are payable under the terms of this Lease. Such interest for rent, late charges and other sums shall continue to the date such rent, late charges or other sums are paid by Tenant. Any default in the payment of rent, late charges or other sums shall not be considered cured unless such interest is paid by Tenant to Landlord. On default of payment of such interest, Landlord shall have the same remedies as on default in payment of rent. Such interest shall be in addition to any other rights or remedies Landlord may have as provided by this Lease or as allowed by Law.

                                   SECTION 5

TAXES

         5.01. Tenant shall pay, as additional rent, to Landlord during the term of this Lease its proportionate share of all taxes and assessments which may be levied or assessed by any lawful authority, for each calendar year during the term hereof, against the land, building, common area and improvements comprising the Leased Premises including any special assessments. (Such taxes and assessments being hereinafter called "Taxes".) Should the State of Michigan or any political subdivision thereof or any governmental authority having jurisdiction thereover, now or hereafter impose a tax and/or assessment of any kind or nature upon, against or with respect to the rentals payable by Tenant to Landlord or any income of Landlord derived from the Leased Premises or with respect to Landlord's or the individuals or entities which form the Landlord herein, ownership of the land, and building or buildings comprising the Leased Premises, either by way of substitution for all or any part of the taxes and assessments levied or assessed against such land and such building or buildings, or in addition thereto, such tax and/or assessment shall be deemed to constitute a tax and/or assessment against such land and such building or buildings for the purpose of this paragraph and Tenant shall be obligated to pay it as provided herein. In addition, should any governmental authority having jurisdiction thereover impose a tax or surcharge of any kind or nature upon, against or with respect to the parking areas or the number of parking spaces comprising the Leased Premises, such tax or surcharge shall likewise be deemed a constituted tax and/or assessment against such land and such building or buildings for the purpose of this paragraph and Tenant shall be obligated to pay such tax provided herein. Tenant's prorate share of taxes shall be as listed in Basic Lease Provisions (K) on page 1.

         Notwithstanding the foregoing, all assessments that may be levied or assessed against the Leased Premises shall be paid by Landlord over the longest permitted time period without penalty and only that portion required to be paid within any one (1) year shall be included in determining Tenant's prorate share of taxes and assessments as provided herein.

         5.02. Tenant's proportionate share of all the aforegoing Taxes shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord; provided that Landlord shall have the right to initially determine monthly estimates and to revise the estimate from time to time. If the Tenant underpays the Taxes under this Section for any calendar or fiscal year during the term of this Lease, Tenant shall pay to Landlord the difference between the amount paid in installments and the amount due within ten (10) days. If, however, Tenant has overpaid the Taxes, the difference between the amount paid in installments and the amount actually due shall be credited against the next installment(s) due under this Section. Tenant shall also pay its prorate share of the costs incurred by Landlord in its effort to contest Taxes. A copy of the tax bill or assessment bill submitted to Tenant shall at all times be sufficient evidence of the amount of Taxes paid. Landlord's and Tenant's obligation under this Article shall survive the expiration of this Lease. All Taxes shall be pro-rated and adjusted both at the commencement and expiration of this Lease on a due date basis. Tenant shall timely pay its share of such Taxes upon receipt of the tax bill and Landlord's statement of the actual amount of Tenant's share for such calendar year, within ten (10) days of receipt of such statement and before such shall become! delinquent.

         Landlord shall pay all such Taxes by the due date for the same. If Tenant desires to contest any assessment or validity of any real property tax and gives the Landlord written notice of this intent, then Tenant may contest such assessment or tax without being in default hereunder. Tenant shall indemnify Landlord and hold Landlord harmless from all costs, expenses and damages arising out of any contest made by Tenant.

         5.03. In the event Tenant shall, with the consent of Landlord as elsewhere required by this Lease, construct improvements upon or alterations to the Premises, or change its use of the Premises, in such a manner and to such an extent as to disproportionately increase the burden of real estate taxes thereby, Tenant agrees that its share of such taxes may be increased by Landlord after reasonable notice to Tenant. Landlord's notice shall reasonably inform Tenant as to the basis and method of calculation of such increase.

                                   SECTION 6

INSURANCE

         6.01. Tenant, at its own expense, shall maintain for the mutual benefit of Landlord and Tenant, insurance of the following character:

         A. General public liability insurance against claims for bodily injury, death or property damage occurring on, at or about the Leased Premises, such insurance to afford protection of Landlord and such other parties as Landlord shall then designate, of not less than Three Million Dollars ($3,000,000.00) with respect to bodily injury or death to any one person, not less than Three Million Dollars ($3,000,000.00) with respect to any accident or occurrence and not less than One Million Dollars ($1,000,000.00) with respect to property damage. Policies For such insurance shall be for the mutual benefit of Landlord, Tenant and such other parties as Landlord may designate, all of whom shall be deemed insureds.

         B. Workmen's compensation covering all persons employed by Tenant in connection with any work done on or about the demised premises with respect to which claims for death or bodily injury shall be asserted against Landlord, Tenant or the demised premises.

         C. Rent insurance in amounts equal to Tenant's total rental obligation for twelve (12) full months under this Lease plus the total of the estimated cost to Tenant of taxes, assessments and insurance premiums for such period and common area maintenance.

         D. Fire, extended coverage, broad form, all risks and vandalism coverage in form and substance satisfactory to Landlord to fully protect the Landlord using not less than One Hundred percent (100%) of the full replacement cost of the building and its improvements without co-insurance and without deduction for depreciation and having a deductible of not more than One Thousand Dollars ($1,000 00). The amount of such insurance shall be revised annually to reflect current replacement costs. At the commencement of the lease term, it is agreed that the replacement value shall be not less than Two Million Dollars ($2,000,000.00).

         E. The Tenant shall also be Responsible for all glass damage on or within the premises and shall obtain its own insurance for all improvements, fixtures, goods, materials, and inventory.

         F. Landlord along with any desired mortgagee, if required, are to be named as additional insureds under all policies.

         6.02. All insurance policies required under this Section shall be issued by companies of recognized financial standing, rated at least A+ XII by Best's Insurance Guide and duly licensed to do business under the laws of the State of Michigan. Every policy which Tenant is obligated to carry under the provisions of this Section shall contain an agreement by the insurer that it will not cancel or materially modify such policy except alter twenty (20) days prior written notice to Landlord. Tenant shall deliver to Landlord, prior to delivery of its occupancy of the demised premises, the original or duplicate policies or certificates of the insurers, evidencing all of the insurance which is required to be maintained by Tenant hereunder, and Tenant shall within thirty (30) days prior to the expiration of any such insurance deliver the original or duplicate policies or other certificates of the insurers evidencing the renewal of such insurance. If Tenant fails to effect, maintain or renew any insurance provided for in this Section, or to pay the premium therefor, or to deliver to Landlord any such policies or certificates then in any of said events, Landlord, at its option, but without obligation so to do, may upon five
(5) days notice to Tenant, procure such insurance. Any sums expended by Landlord to procure such insurance shall be additional rent hereunder and shall be repaid by Tenant within five (5) days following the date on which expenditures shall be made by Landlord. Failure to provide insurance certificates as specified herein shall constitute waste and an act of default.

         6.03. Such insurance may be so called "blanket" policy coverage, provided, however, that such "blanket" policy coverage allocates a satisfactory amount of insurance to the demised premises, that this amount is not subject to deduction because of co-insurance, and that adjustment in payment of the insurance so allocated will be in the amounts specified in the Lease. Further, said blanket coverage shall not be subject to invalidation as to the demised premises because of any act or omission by the Tenant.

         6.04. Tenant covenants to indemnify, defend Landlord, and save it harmless from and against any and all claims, actions, damages, liability and expense, including attorney fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises or the occupancy or use by Tenant of the Leased Premises or any part thereof, arising from or out of Tenant's failure to comply with any provisions of this Lease or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, customers or licensees. For the purpose hereof, the Leased Premises shall include service areas adjoining the same, the parking areas, and the loading platform areas. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect, defend and hold it harmless and shall pay all costs, expenses and reasonable attorney fees that may be incurred in enforcing the Tenant's covenants and agreements in this Lease.

         6.05. That it is specifically understood and agreed that if the Premises are destroyed in whole or in part by fire or other casualty, all insurance proceeds shall be payable to and assigned to and be the sole and separate property of the Landlord and that Tenant shall have no claim or rights thereunder. However, such insurance coverage which is solely maintained independently by the Tenant through policies for their contents and its fixtures shall be payable to the Tenant or as is provided within said policies.

                                   SECTION 7

ASSIGNMENT

         7.01. Without the previous written consent of Landlord, neither
Tenant, nor Tenant's legal representatives or successors in interest by operation of law or otherwise, shall assign or mortgage this Lease, or sublet the whole or any part of the demised premises or permit the demised premises or any part thereof to be used or occupied by others. The sale of fifty percent (50%) or more of the capital or voting stock of Tenant, (if Tenant is a non-public corporation) or transfers aggregating fifty percent (50%) or more of Tenant's partnership interest (if Tenant is a partnership) shall be deemed to be assignment of this Lease. Any consent by Landlord to any act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Tenant, or the legal representatives or assigns of Tenant, to obtain from Landlord consent to any other or subsequent assignment or subduing, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant not to assign or sublet without such consent. Any violation of any provision of this Lease, whether by act or omission, by any assignee, subtenant or under-tenant or occupant, shall be deemed a violation of such provision by Tenant, it being the intention and meaning of the parties hereto that Tenant shall assume and be liable to Landlord for any and all acts and omissions of any and all assignees, subtenants or undertenants or occupants. If this Lease is assigned, Landlord may and is hereby empowered to collect rent from the assignee; if the demised premises or any part thereof is underlet or occupied by any person other than Tenant, Landlord, in the event of Tenant's default, may, and is hereby empowered to, collect rent from the under-tenant or occupant, in either of such events, Landlord may apply the net amount received by it to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and underletting, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance of the covenants herein contained on the part of Tenant or from fulfilling the terms and conditions of this Lease. In event that through subletting or assignment such subtenant or assignee shall pay a greater amount of rental than Tenant hereunder, or any additional consideration to Tenant, then any such increased rental and consideration shall be paid solely to Landlord as additional rent hereunder.

                                   SECTION 8

RIGHT TO MAKE ALTERATIONS

         8.01. Without the previous written consent of Landlord, Tenant shall not make any physical alterations, changes, and/or improvements to the Leased Premises, including without limiting the generality thereof, any structural changes or modifications, or any change or modification to the plumbing, heating, cooling, electrical, mechanical, and roof systems or such changes that require a building or other permit from the municipality, or the installation of heavy industrial equipment, and cranes. That with the prior written consent of Landlord as hereinafter provided, the Tenant shall have the right at anytime during the Lease Term, at its own cost send expense, to make such alterations, changes, improvements and remodeling to the Leased Premises, as have been approved or consented to in writing by Landlord prior to such construction, alteration or improvement. Any such alteration shall be in conformity with the Building and Safety Laws of the Municipality, County and State and the Tenant shall have obtained and delivered to the Landlord all permits, consents and other instruments which may be necessary or required by any public or quasipublic authority permitting and authorizing such alterations, changes, improvements and remodeling prior to undertaking any such change, modification or alteration. It is agreed that Landlord reserves to itself, as a condition of giving written consent, the right to require of Tenant, in form and substance satisfactory to Landlord.

         A. Detailed drawings, plans and specifications of any alteration or modification prior to construction, including samples of materials to be used.

         B. Appropriate certificates of and proof of insurance with endorsements and in such amounts and providing such coverage as is satisfactory to Landlord in its discretion.

         C. Requirements for evidence of payment, including appropriate unconditional waivers of lien and sworn statements, as shall be satisfactory to Landlord.

         Landlord shall advise Tenant in writing which alterations, changes or modifications to the Premises must be removed by Tenant upon termination or expiration of the Lease when giving written consent. Tenant shall not be required nor shall Tenant upon termination of the Lease remove any improvements made by Tenant unless such improvements are so designated to be left by Landlord in writing. Tenant shall provide Landlord "as built" drawings showing all alterations and changes and the location of all wiring, electrical, plumbing, heating and cooling conduits and pipes, machinery and apparatus.

         Tenant shall use only new first class materials in the completion of Tenant's work. Any warranties provided to Tenant shall be delivered to the Landlord by the Tenant and shall run directly to Landlord.

         D. Tenant shall restore any damage caused by the removal of all alterations and improvements or reimburse Landlord for the cost or repairing such damage prior to termination or expiration of its occupancy. Notwithstanding the terms of this Article to the contrary, Tenant may install without Landlord's consent, trade fixtures and movable apparatus which are not attached or affixed to the building and not cause damage to said building, the foundation or any structural portion or component of the Leasehold premises.

         E. Tenant shall be required to repair and restore the floor of the Leased Premises, as well as all other areas affected by the removal of any equipment installed by Tenant which has had Landlord's prior written consent, at its sole cost and expense, or reimburse Landlord for the cost of the repair and /or restoration within five (5) business days of the date Landlord presents its invoice for the cost of the repair and/or restoration. In the event Landlord shall determine and request that the repairs and/or restoration undertaken by Tenant shall require further repair and/or restoration, Tenant shall immediately satisfy the request of Landlord. All floors and surfaces shall be filled in or utilize appropriate materials, carpeting, etc., as are approved in writing by Landlord prior to the commencement of such repair and/or restoration. The determination of the area(s) of damage and adequacy of the repair and/or restoration of the damage to the Lease Premises, as the result of machinery and equipment or use of such, in Tenant's business shall be at the sole discretion of the Landlord.

         All fixtures and equipment paid for by the Landlord and all fixtures and equipment which may be paid for and placed on the Premises by the Tenant from time to time but which are so incorporated and affixed to the building that their removal would involve damage or structural change to the buildings, shall be and remain the property of the Landlord.

         All furnishings, equipment and fixtures other than those specified in
Section 8 which are paid for and placed on the Premises by Tenant from time to time (other than those which are replacements for fixtures originally paid for by Landlord) shall remain the property of the Tenant provided, however, that Tenant shall be responsible for the repair of any damage resulting to the building or the Premises from the removal thereof.

                                   SECTION 9

EMINENT DOMAIN

         9.01. If the whole or more than Fifty percent (50%) of the Premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken, from the day of possession of that part shall be required for any public purpose and rent shall be paid up to that day and from that day both Landlord and Tenant shall each have the right either to cancel this Lease and declare the same null and void or Tenant may continue in the possession of the remainder of the Lease Term under the terms and conditions of the Lease herein provided, except that the rent shall be reduced in proportion to the amount of the Premises taken. All damages awarded for such taking shall belong to and be the property of the Landlord whether such damages shall be awarded as compensation for diminution in value to the Leasehold or the fee of the Premises herein leased; provided, however, that the Landlord shall not be entitled to any portion of the award made the Tenant for loss of its business, or for Tenant's cost of vacating that part or all the Premises so taken.

         In the event any part of the Leased Premises shall be taken under the power of eminent domain by any legally constituted authority, and there remains a sufficient amount of space to permit Tenant to carry on its business in a manner comparable to which it has become accustomed, then this Lease shall continue, but the obligation to pay rent on the part of the Tenant shall be reduced in an amount proportionate to the area and relative value of the entire premises taken by such condemnation. In the event all of the Leased Premises shall be taken, or so much of the premises and common areas taken that it is not feasible to continue a satisfactory operation of the business of the Tenant, then Tenant may terminate this Lease. Such termination shall be without prejudice to the rights of either the Landlord or the Tenant to recover compensation from the condemning authority for any loss or damage caused by such condemnation. Neither the Landlord nor Tenant shall have any right in or to any award made to the other by the condemning authority.

                                   SECTION 10

OPERATION AND MAINTENANCE OF COMMON AREAS

         10.01. Landlord agrees to cause to be operated and maintained during the term of this Lease certain common areas servicing the building and other buildings of Landlord. The manner in which such areas and facilities shall be operated and maintained, and the expenditures therefor, shall be at the sole discretion of Landlord and the use of such areas and facilities shall be subject to such reasonable regulations as Landlord shall make from time to time.

USE OF COMMON AREAS

         10.02. The term "common area", as used in this Lease, shall mean (i) the following: parking areas, roadways, driveways and retention ponds (if applicable), and other areas, amenities, facilities and improvements provided by Landlord, (ii) those areas adjacent to the building which from time to time may be provided by the owners of such areas for the convenience and use of Landlord, the Tenants of the building and their respective agents, employees, customers, invitees and all other licensees and others entitled to the use thereof and (iii) any other facilities or areas, outside the building, as may be designated by Landlord from time to time if applicable. The use and occupancy by Tenant of the Leased Premises shall include the use of the common areas in common with Landlord and with all others for whose convenience and use the common areas have been or may hereafter be provided by Landlord, subject, however, to rules and regulations for the use thereof as prescribed from to time by or the owner of such common area.

TENANT'S PRO RATA SHARE OF EXPENSES.

         10.03. (a) Tenant agrees to pay to Landlord in the manner hereinafter provided, but not more often than once each calendar month, Tenant's proportionate share of: (1) all cost and expenses of every kind and nature paid or incurred by Landlord in operating, equipping, lighting, providing sanitation and sewer and other services, repairing, replacing and maintaining the (i) common areas, and (ii) all other areas, facilities and buildings, retention ponds (if applicable), and any and all facilities and improvements, which are used in connection with maintenance and/or operation of the building of which the Leased Premises are a part; such cost and expenses shall include, but shall not be limited to, the full cost of: illumination and maintenance of signs, refuse disposal, water, gas, sewage, electricity and other utilities (without limitation), including any and all usage, service, hook up, connection, availability and/or standby fees or charges pertaining to same; cleaning, lighting, striping and landscaping; curbs, gutters, sidewalks, drainage and irrigation ditches, conduits, pipes and canals located on or adjacent to the building; premiums for liability, casualty, and property insurance; personal property taxes; licensing fees and taxes; real estate taxes and assessments and substitutions and replacements thereof levied or assessed by municipal, county, state, federal or other taxing or assessing authority upon, against or with respect to the common areas and/or the land thereunder and the land on which the building is located, and all property; cost, lease payment or depreciation of any equipment used in the operation or maintenance of the common areas; (2) an amount equal to ten percent (10%) of the total of all of the foregoing costs and expenses, to compensate Landlord for administration and management services. The proportionate share to be paid by Tenant shall be that portion of the foregoing costs and expenses which the number of square feet of floor area in the Leased Premises bears to the total number of square feet of leased floor area of the building of which the Leased Premises are a part as determined solely by Landlord.

         (b) Tenant's proportionate share of such costs and expenses for each lease year shall be paid in monthly installments on the first day of each calendar month, in advance, in an amount estimated by Landlord from time to time. Subsequent to the end of each calendar or fiscal lease year (at Landlord's option), Landlord shall furnish Tenant with a statement of the actual amount of Tenant's proportionate share of such cost and expenses for such period. If the total amount paid by Tenant under this Section for any such year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ten (10) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section. Landlord may estimate the annual budget and charge the estimated share to the Tenant on a monthly basis subject to revision by Landlord of the budget from time to time and final annual adjustment based upon actual expenses. Neither the provisions of this Section, nor any of the other requirements or restrictions imposed upon Tenant under this Lease, shall excuse Tenant from its obligation to comply with laws and ordinances and other governmental requirements. Tenant shall be entitled to inspect the invoices and statements relating to Landlord's cost of operating and maintaining the common areas, at Landlord's office, upon reasonable notice and during Landlord's normal business hours. Tenant may also request that Landlord furnish copies of invoices and statements relating to Landlords costs of operating and maintaining the common areas.

                                   SECTION 11

LANDLORD'S OBLIGATIONS FOR MAINTENANCE.

         11.01. Landlord shall not be called upon to make any improvements or repairs of any kind upon the Leased Premises and appurtenances, except as may be required under Section 10 hereof, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs conferred elsewhere in this Lease.

TENANT'S OBLIGATIONS FOR MAINTENANCE

         11.02. (a) Except as provided in Section 11.01 of this Lease, Tenant, at Tenant's expense, shall keep and maintain in first class appearance, in a condition at least equal to that which existed when Tenant initially occupied the Leased Premises, and in good order, condition and repair as reasonably determined by Landlord (including replacement of parts and equipment, if necessary) the Leased Premises and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the roof, the exterior walls, the exterior and interior portion of all doors, door frames, door checks, other entrances, windows, window frames, plate glass, all plumbing and sewage facilities within the Leased Premises, including free the main sewer line, fixtures, ventilation, heating and air conditioning and electrical systems, sprinkler systems, walls, floors and ceilings, and all other repairs, replacements, renewals and restorations, interior and exterior, ordinary and extraordinary, foreseen and unforeseen.

         (b) Tenant shall keep and maintain the Leased Premises in a clean, sanitary and safe condition in accordance with the laws of the State and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector, or other proper officials of the governmental agencies having jurisdiction, and Tenant shall comply with all requirements of law, ordinances and otherwise, affecting the Leased Premises, all at the sole cost and expense of Tenant. At the time of the expiration or sooner termination of the tenancy created herein, Tenant shall surrender the Leased Premises in good order, condition and repair, subject to normal wear and tear.

         (c) Tenant shall keep the Leased Premises and all other parts of the building free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, agrees to bond against or discharge any such lien (including, without limitation, any construction, mechanic's or materialman's lien) within ten (10) days after written request therefor by Landlord. Tenant shall give Landlord fifteen
(15) days' notice prior to commencing or causing to be commenced any work on the Leased Premises (whether prior or subsequent to the commencement of the lease term), so that Landlord shall have reasonable opportunity to file and post notices of non-responsibility for Tenant's work. Tenant shall reimburse Landlord for any and all costs and expenses which may be incurred by Landlord by reason of the filing of any such liens and/or the removal of same, such reimbursement to be made within ten (10) days after written notice from Landlord to Tenant setting forth the amount of such costs and expenses.

         (d) Tenant, at its own expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having further jurisdiction thereof and/or by the insurance underwriters insuring the building in which the Leased Premises are located.

         (e) Tenant expressly waives all rights to make repairs at the expense of Landlord as provided for in any statute or law in effect during the term of this Lease.

         (f) In the event, after written notice to Tenant, that Tenant fails, refuses or neglects to commence and complete repairs promptly and adequately, to remove any lien, to pay any cost or expense, to reimburse Landlord, or otherwise to perform any act or fulfill any obligation required of Tenant pursuant to this Section, Landlord may, but shall not be required to, make or complete any such remove such lien, pay such cost or perform such act or the like without prior notice to, but at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord for all costs and expenses of Landlord thereby incurred within ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. The failure by Tenant so to make repairs, to remove any lien, to pay any such cost or expense, or to reimburse Landlord (in the case of reimbursement, within such ten day period) shall constitute a default by Tenant under this Lease and shall carry with it the same consequences as failure to pay any installment of rental. Landlord's rights and remedies pursuant to this Subsection shall be in addition to any and all other rights and remedies provided under this Lease or at law.

         (g) The Tenant shall not perform any acts or carry on any practices which may injure the building and shall keep Premises under control (including all drives and adjoining drives, streets, alleys or yards, and parking lots) clean and free from rubbish, and dirt, snow and ice, litter and refuse at all times. The Tenant shall not obstruct or permit the obstruction of the street, drives, sidewalk or parking lot(s) and shall keep the sidewalk and curb adjoining the demised premises and parking areas clean and free of snow and ice, litter and refuse. Upon expiration and/or termination of this Lease, Tenant shall be required to provide the Landlord certification from licensed contractors evidencing that the plumbing, heating, cooling, electrical, mechanical and roof systems are in good operating condition and not in need of any repair or replacement.

         (h) Notwithstanding the provisions of Section 11.02, the Tenant's obligation to repair shall be subject to (i) the "pass through" of manufacturer's and contractor's warranty referred to in this Lease, (ii) ordinary wear and tear, and (iii) items covered by property insurance payable to Landlord. Section 11.02 (d) shall not be construed as requiring Tenant to make major expenditures for sprinkler system improvements unless such are due to the specific operations or use of the Premises by Tenant or any permitted licensee or subtenant of Tenant. Tenant shall not be required to place any alarm system in the Leased Premises unless such is required by the specific operations or use by Tenant.

                                   SECTION 12

RIGHT TO ERECT SIGNS

         12.01. Tenant is hereby granted the right to erect such signs on the exterior of the building which shall be constructed in conformity with all requirements of local laws and all recorded building and use restrictions, and further subject to the prior written approval of Landlord. Tenant agrees to hold Landlord harmless from any liability arising out of or in connection with the erection or maintenance of such signs.

         Landlord covenants that it will not allow any other tenant to erect signs on the face of the building in which the demised premises are located if Tenant is leasing the entire Leasehold Premises.

                                   SECTION 13

LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

         13.01. Landlord may, without notice, if in the opinion of Landlord an emergency exists, perform any covenant or condition of this Lease for the Tenant's account and at the Tenant's expense, in the event that the Tenant shall default in the performance of any such covenant or condition. Landlord shall be reimbursed by Tenant for any expense incurred by Landlord, including reasonable counsel fees, in instituting, prosecuting or defending any action or proceeding instituted because of any default of Tenant. If Tenant becomes obligated to reimburse or otherwise pay Landlord, terms of the Lease, any sum in addition to the rent as set forth in Section 3 of this Lease, the said sum shall be considered additional rent and may, at Landlord's option, be added to any subsequent installment of said rent due and payable under this Lease, in which case, Landlord shall have all the remedies for default in the payment thereof provided under the terms of this Lease. The provisions of this Section 13 shall survive the termination and/or expiration of this Lease.

                                   SECTION 14

DEFAULT

         14.01. If any one or more of the following events (here sometimes called "events of default") shall happen:

         A. If default shall be made in the due and punctual payment of any rent, or in the payment of any other sums of money required to be paid by Tenant under this Lease or any part thereof, when and as the same shall become due and payable; or

         B. In the event Tenant shall be in default in the performance of any other covenants, terms, conditions, provisions, rules, and regulations of this Lease excepting those items listed in the above section (A) and if such default is not cured within seven (7) days, after written notice thereof given by the Landlord; or

         C. If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute of law, or shall seek or consent to or acquiesce in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all of any substantial part of its properties or of the demised premises; or

         D. If within fifteen (15) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy or insolvency statute or law, such proceeding shall not have been dismissed or if, within thirty
                 (30) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or substantially all of its properties or of the demised premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, after the expiration of any such stay, such appointment shall not have been vacated; or

         E.      If Tenant shall be in default by any reason set forth in
                 Section 13, then and in any such event Landlord at any time thereafter may, at its option, give written notice to Tenant specifying such event of default or events of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least seven (7) days after the giving of such notice, and upon the date specified in such notice this Lease and the term hereby demised and all rights of Tenant under this Lease, including any right to possession or renewal privileges whether or not exercised, shall expire and terminate, and Tenant shall remain liable as hereinafter provided. Notwithstanding the aforegoing, in the event of non-payment of rent or other charges under this Lease which is not cured within seven (7) days of notice, Landlord may institute summary proceedings; may recover possession of the premises and/or may terminate the Lease and term and/or may exercise any and all other rights and remedies it may have at law or at equity or under this Lease, none of which remedies shall relieve the Tenant of its obligations under this Lease as hereinafter set forth. There shall be a late charge of six (6%) percent of any payment received after the seventh (7th) day of any month from which rent is due.

         14.02. Any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, above set forth paragraphs 14.01 (C) or 14.01 (D) hereof, shall be grounds for the termination of this Lease pursuant to the terms of this Article, only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

         14.03. Upon any such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the demised premises to Landlord, and Landlord, upon or at any such expiration or termination, may without further notice, enter upon and re-enter the demised premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the demised premises and may have, hold and enjoy the demised premises and the right to receive all rental income of and from the same.

         14.04. If this Lease shall terminate pursuant to this Section, or by summary proceedings or otherwise, or if the demised premises or any part thereof shall be abandoned by Tenant, or shall become vacant during the term hereof, Landlord may in its own name, but as agent for Tenant if this Lease not be terminated, or if this Lease be terminated, in its own behalf, relet the demised premises or any part thereof, or said Premises, with additional premises for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent and alterations of the demised premises) as Landlord, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the demised premises or any part thereof, or of any failure to collect any rent due upon such reletting.

         14.05. No such expiration or termination of this Lease, or summary proceedings, abandonment or vacancy, shall relieve Tenant of its liability and obligation under this Lease, whether or not the demised premises shall be relet. In any such event Tenant shall pay Landlord the rent and all other charges required to be paid by Tenant up to the time of such event. Thereafter:

         1. (a) Tenant, until the end of the term of this Lease, or what would have been such term in the absence of any such event, shall be liable to Landlord as damages for Tenant's default, the equivalent of the amount of the rent and other charges which would be payable under this Lease by Tenant if this Lease were still in effect:, less any net proceeds of any reletting effect pursuant to the provisions above, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commission, operating expenses, legal expenses, reasonable attorneys' fees, alteration costs, and expenses of preparation for such relettings.

         (b) Tenant shall pay such current damages (herein called "deficiency") to Landlord monthly on the days on which the net rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise.

         (c) At any time after the expiration or termination of this Lease pursuant to this Article, in lieu of collecting any further monthly deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as damages, in addition to the damages provided for in
                 Section 14.08 herein, damages computed in the manner set forth in the Section minus any such monthly deficiencies previously recovered from Tenant.

         2.(a)   In case of any breach of this Lease mentioned in Sections
                 14.07 and 14.08, Landlord shall immediately and ipso facto, without notice or other action by Landlord, become entitled to recover from Tenant, as damages for such breach, in addition to any damages becoming due under Sections 14.07 and 14.08 herein, an amount equal to the difference between the rent and other charges reserved in this Lease from the date of such breach to the date of the expiration of the original term demised and the then fair and reasonable rental value of the Premises for the same period. Said damages shall become due and payable to Landlord immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated.

         (b) If and so long as the term of this Lease shall continue, the rent reserved herein for the unexpired term of the Lease after a breach mentioned in Sections 14.07 and 14.08, shall be reduced by the amount of such liquidated damages as may be paid to Landlord, such reduction being applied proportionately to each installment of rent thereafter becoming due. During the continuance of the Lease after such a breach and until such damages are paid to Landlord, the whole amount of each installment of rent herein reserved shall be due and payable at the time herein specified, and if, by reason of the subsequent payment of liquidated damages, and the resulting reduction in rental, Landlord shall have received a sum in excess of all installments, as so reduced, becoming due after the breach and before the collection of such damages, such excess shall be refunded upon the receipt of such liquidated damages.

         14.06. If the demised premises or any part thereof be relet by Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall prima facie be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting. Nothing herein contained shall limit or prejudice the rights of Landlord to obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, the governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

         14.07. If this Lease be terminated by summary proceedings or otherwise, or if the Premises are abandoned or become vacant, and whether or not the Premises be relet, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, in addition to any damages becoming due under this Article, the following: an amount equal to all expenses, if any, including reasonable counsel fees, incurred by I Landlord in recovering possession of the demised premises and all reasonable costs and charges for the care of said Premises, while vacant, which damages shall be due and payable by Tenant to Landlord at such time as such expenses are incurred by Landlord.

         14.08. If this Lease is terminated in any manner whatsoever, or if there is any breach of this Lease specified in Sections 14.07 and 14.08, then and in either of such events, Tenant covenants and agrees any other covenant in this Lease notwithstanding;

         (a) That the Premises shall be in the same condition as that in which Tenant has agreed to surrender them to Landlord at the expiration of the term hereof;

         (b) That Tenant, on or before the occurrence of any such event shall perform any covenant contained in this Lease for making of any improvement, alteration or betterment to the Premises, or for restoring or rebuilding any part thereof; and

         (c)     That, for the breach of any covenant above stated in this
                 Section 14.08, Landlord shall be entitled to recover and Tenant shall pay, ipso facto, without notice or other action by Landlord the then cost of performing such covenant, plus interest at the highest legal rate permissible for the period between the occurrence of any such event and the time when any such work or act, the cost of which is computed, or should have been performed under the other provisions of this Lease had such event not occurred.

         14.09. Tenant hereby expressly waives trial by jury, any appeal, the right to abated rent and to join any other proceeding whether in law or equity, as permitted by law, the service of any notice of intention to re-enter provided for in any statute, and except as is herein otherwise provided Tenant, for and on behalf of itself and all persons claiming through or under Tenant (including any leasehold mortgagee or other creditor), also waives any and all right of redemption or re-entry or re-possession in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or re-possession by Landlord or in case of any expiration or termination of this Lease. The terms "enter", "re-enter", "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meanings.

     14.10. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant, or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     14.11. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

     14.12. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord or Tenant of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. No suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to Judgment in favor of Landlord.

     14.13. Notwithstanding Section 14.01(B), if Tenant has in good faith expeditiously undertaken to cure such default under Section 14.01(B), and due to cause beyond its control is not capable of curing such default within such fifteen (15) days, then Tenant shall be allowed additional time commensurate with that required due to the condition beyond Tenant's control, in which to cure such default. No additional time shall be granted in which to cure a default for failure to maintain insurance coverage or if Tenant is otherwise in default. Late charges shall be payable and be in the amount as provided in
Section 4.01 and 14.01(E) from date of any default notwithstanding that Tenant has been given additional time in which to cure a default under Section 14.01(B).

                                   SECTION 15

BANKRUPTCY OR INSOLVENCY

     15.01. TENANT'S INTEREST NOT TRANSFERABLE. Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code.

TERMINATION

     15.02. In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant's Guarantor, if any, or his executors, personal representatives, administrators or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any State Act or the Bankruptcy Code or if Tenant is adjudicated insolvent by a Court of competent jurisdiction other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant or Tenant's Guarantor, if any, shall be appointed by reason of the insolvency or inability of Tenant or Tenant's Guarantor, if any, to pay its debts, or if any assignment shall be made of the property of Tenant or Tenant's Guarantor, if any, for the benefit of creditors, then and in any such events, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for expiration of the term, and Tenant shall vacate and surrender the Leased Premises but shall remain liable as herein provided.

TENANT'S OBLIGATION TO AVOID CREDITORS' PROCEEDINGS

     15.03. Tenant or Tenant's Guarantor shall not cause or give cause for the appointment to a trustee or receiver of the assets of Tenant or Tenant's Guarantor, if any, and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under any insolvency law except under the Bankruptcy Code or the appointment of a trustee or receiver of Tenant or Tenant's Guarantor, if any, or of the assets of either of them, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this paragraph shall be deemed a material breach of Tenant's obligations hereunder, and this lease shall thereupon automatically terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease or in law.

RIGHTS AND OBLIGATIONS UNDER THE BANKRUPTCY CODE.

     15.04.    (a)  Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (1) to perform each and every obligation of Tenant under this Lease including, but not limited to, the manner of "operations" as provided in this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (2) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Leased Premises in an amount equal to all rent and other charges otherwise due pursuant to this Lease; and (3) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; and (4) to give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease; and
                    (5) to give at least thirty (30) days prior written notice of any abandonment of the Leased Premises; any such abandonment to be deemed a rejection of this Lease; and (6) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (7) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (8) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of the same.

               (b) No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

               (c) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (1) the cure of any monetary defaults and the reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; and (2) the deposit of an additional sum equal to three (3) months rent to be held pursuant to the terms of this Lease; and (3) the use of the Leased Premises as set forth in this Lease; (4) the reorganized debtor or assignee of such debtor in possession or if Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial experience and financial ability to operate out of the Leased Premises in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; and (5) the prior written consent of any mortgagee to which this Lease has been assigned to collateral security.

                                   SECTION 16

NON-LIABILITY

     16.01. As a consideration for making of this Lease the Landlord shall not be liable for any failure of water supply or electric current, nor for injury or damage which may be sustained to person or property by the Tenant, or any other person, caused by or resulting from steam, electricity, gas, water, rain, ice or snow which may leak or flow from or into any part of said building or from the breakage, leakage, obstruction or other defect of the roof, outer walls, parking lots, heating and cooling systems, pipes, wiring, appliances, plumbing or lighting fixtures of the same, the condition of said Premises or any part thereof, or through the elevator, if any, or from the street or subsurface, or from any other source or cause whatsoever, whether the same damage or injury shall be caused by or be due to the negligence of the Landlord, the Landlord's agent, servant, employee, or not, nor for interference with light or other incorporeal hereditaments, or caused by operations by or for the City in the construction of any public or quasi-public work, neither shall the Landlord be liable for any defect in the building, latent or otherwise.

                                   SECTION 17

DAMAGE AND DESTRUCTION

     17.01. If the building is damaged by fire or any other cause, the following provisions of this Article shall apply:

     A. If the damage is to such extent that the cost of restoration, as estimated by Landlord, will equal or exceed fifty percent (50%) of the replacement value of the building (exclusive of foundation) in its condition just prior to the occurrence of the damage, Landlord may, no later than the ninetieth (9Oth) day following the damage (or sooner if Landlord can reasonably make such determination), give Tenant a written notice stating that it elects to terminate this Lease. If such notice shall be given: (i) this Lease shall terminate on the third (3rd) day after the giving of said notice; (ii) Tenant shall surrender possession of the Premises within a reasonable time thereafter; and (iii) the rent and additional rent shall be apportioned as of the date of such surrender and any rent paid for any period beyond said date shall be repaid to Tenant.

     B. If the cost of restoration, as estimated by Landlord, shall, amount to less than fifty percent (50%) of said replacement value of the building, or if despite the cost Landlord does not elect to terminate this Lease, Landlord shall restore the building and the Premises with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord, and Tenant shall not have the right to terminate this Lease.

          Landlord need not restore fixtures, improvements or other property of Tenant nor any interior improvements made by Tenant including all plumbing, heating, cooling, electrical systems initially installed by Tenant. Landlord shall not be obligated to make repairs and alterations in excess of any insurance proceeds recovered under any circumstances.

     17.02. In any case in which the use of the Premises is affected by any damage to the building, there shall be no abatement of rent. This paragraph shall be deemed satisfied by Landlord's timely receipt of the proceeds of rental insurance in lieu of such amounts of rent and all other charges as provided within this Lease.

     17.03. In the event of any loss or damage to the building, the Premises and/or any contents, each party shall look first to any insurance in its favor before making any claim against the other party; and to the extent possible without additional cost, each party shall obtain, for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance, and each party, to such extent permitted, for itself and its insurers waives all such insured claims against the other party (its agents, employees, and guests).

     17.04. In the event of any loss or damage to the building, Tenant shall, at its sole cost and expense repair and replace all improvements to the interior which were originally installed by Tenant as set forth in Section 6 in the manner and as required in Section 8 unless Landlord shall terminate this Lease. If Landlord elects to terminate this Lease, all insurance proceeds for the full replacement cost of such improvements shall be paid to Landlord as its sole and separate property.

                                   SECTION 18

UTILITIES

     18.01. Tenant agrees to pay all charges made against the Premises for gas, heat, water, electricity, sewage disposition, refuse, telephone and all other utilities during the term of this Lease as the same shall become due. The quantity of electricity and natural gas and other utilities furnished to the Premises shall be separately metered at the Premises by the public utilities to the extent separate metering is or becomes available, and Tenant shall make timely payment for all such utilities. Landlord shall not be liable to Tenant for the quality or quantity of any such utilities, or for any interruption in the supply of any such utilities.

                                   SECTION 19

USE

     19.01. It is understood and agreed between the parties that the Premises during the continuance of this Lease shall be used and occupied for light industrial and light manufacturing use and for no other purpose without the prior written consent of Landlord. Tenant agrees that it will not use or permit any person to use the Premises or any part thereof for any use or purpose in violation of the laws of the United States, the State of Michigan, the ordinances or other regulations of the City of Auburn Hills or of any other lawful authorities. Tenant will keep the Premises and every part thereof and all buildings at any time situated thereon in clean and wholesome condition and will comply with all lawful health and police regulations. All signs and advertising displayed in and about the Premises shall be such only as to advertise the business carried on upon the Premises and Landlord shall control the location, character and size thereof. No signs shall be displayed except as approved in writing by the Landlord, and no awning shall be installed or used on the exterior of said building unless approved in writing by the Landlord. Tenant shall not use the Premises for any purpose which shall exceed the requirements of the City of Auburn Hills for more than one hundred forty-six (146) car spaces nor will Tenant use the Leased Premises for any purpose prohibited by the recorded building or use restrictions or manufacture or produce any materials which are considered or defined to be hazardous and/or toxic.

                                   SECTION 20

HOLDING OVER

     20.01. In the event of Tenant herein holding over after the termination of expiration of this Lease, thereafter the tenancy shall be from month to month in absence of a written agreement to the contrary, subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, except that the basic monthly rental shall be one hundred twenty-five (125%) percent of the basic monthly rental specified in
Section 3 hereof for the first thirty (30) days, two hundred (200%) percent of the basic monthly rental for the next sixty (60) days, and three hundred (300%) percent of the basic monthly rental after ninety (90) days. If Tenant desires to remain after the Lease Term, Landlord and Tenant shall enter into negotiations to arrive at a mutually agreeable rental for a period not to exceed twelve (12) months.

                                   SECTION 21

LIEN ON PERSONAL PROPERTY

     21.01. This Lease shall constitute a lien, as security for any rents or other amounts payable under this Lease and for performance by Tenant of every other covenant, agreement, obligation, stipulation or condition herein contained, upon all the personal property and fixtures, of whatever nature which are or may be placed on the Premises by Tenant and such lien may be enforced immediately if any rent or other amounts due under this Lease shall be due and remain unpaid for more than ten (10) days after due, if default be made in any of the other covenants, agreements, obligations, stipulations or conditions herein contained and such defaults shall continue for a period of thirty (30) days after written notice of such default, or if the Premises shall be deserted or vacated. Such lien may be enforced by the taking and selling of such property in accordance with Sections 440.9504 (3) and (4), Michigan Compiled Laws Annotated and any amendments thereof. Landlord may retain in its possession any property of Tenant's after any sum payable under this Lease shall have become due. Landlord and its officers, employees and agents shall not be liable in any action of replevin, claim and delivery, conversion or similar remedy because of such removal, sale and/or retention. Tenant hereby waives all claims for damages which may be caused by such removal, sale and/or retention and will save Landlord harmless, from any loss, costs or damages occasioned by any third parties claiming rights in such properties retained, sold or disposed of by Landlord pursuant to this Section. Such lien shall be in addition to any other rights or remedies Landlord may have as provided by this Lease or as allowed by law.

                                   SECTION 22

RIGHT OF ENTRY

     22.01. Landlord or Landlord's agents shall have the right to enter the Leased Premises at all reasonable times after reasonable notice to examine the same and to show them to prospective purchasers or mortgagees. Landlord or Landlord's agents shall have the further right to enter the Leased Premises to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Leased Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent and other charges reserved shall in no way abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord may, at any time, exhibit the Leased Premises to prospective tenants.

                                   SECTION 23

ADDITIONAL RIGHTS OF LANDLORD

     23.01. The Landlord shall have the right, without the consent of Tenant, to grant to adjacent land owners, including Landlord, at any time and from time to time during the term of this Lease, as extended, easements and rights of ingress, egress and common use and enjoyment with respect to the roads, driveways, parking lots, walks, unimproved portions of the land, water, sewage, telephone, gas and electricity lines, and Landlord may at any time and from time to time grant easements, public and private, for such purposes to itself and to others, and relocate any easements nor or hereafter affecting the land over the common use areas.

     23.02. Landlord reserves (a) the right from time to time, to erect other or additional buildings in the common areas, to make changes, alterations, additions, improvements, repairs or replacements in or to the building and/or to the street entrances, parking lot, and any other parts of the building, and to erect, maintain, and use pipes, ducts, wiring, and conduits in and through the Leased Premises and the building and other facilities all as Landlord may reasonably deem necessary or desirable; provided, however, that there be no unreasonable interference with Tenant's use of the Leased Premises; and (b) the right to eliminate, substitute and/or rearrange the Common Areas and facilities (which may theretofore have been so designated) as Landlord deems appropriate in its discretion including any parking facilities. Tenant's nonexclusive right to utilize the Common Areas shall be in common with Landlord, other Tenants and occupants of the building and others to whom Landlord grants such rights from time to time.

                                   SECTION 24

NOTICES

     24.01 All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (a) when personally delivered to the party to be given such notice or other communication, (b) on the business day that such notice or other communication is sent by facsimile or similar electronic device, fully prepaid, which facsimile or similar electronic communication shall promptly be confirmed by written notice, (c) on the third business day following the date of deposit in the United States mail if such notice or other communication is sent by certified or registered mail with return receipt requested and postage thereon fully prepaid, or (d) on the business day following the day such notice or other communication is sent by reputable overnight courier, to the following:


     If to Landlord:     Charrington Estates, L. P.
                         2301 W. Big Beaver, Suite 900
                         Troy, Michigan 48084

     If to Tenant:       Jabil Circuit, Inc.
                         Attn: William Peters
                         1700 Atlantic Boulevard
                         Auburn Hills, Michigan 48326

     With a copy to:     Jabil Circuit, Inc.
                         Attn: Robert Paver, Esquire
                         10800 Roosevelt Boulevard
                         St. Petersburg, Florida 33716

or to such other address as the parties may designate in writing.

                                   SECTION 25

ADDITIONAL RULES

     25.01. The Landlord may, from time to time, make such reasonable rules and regulations as in the Landlord's judgment may be necessary or advisable for the safety, care and cleanliness of the Premises, the cleanliness of the building in which the same are located and for the preservation of good order in said building and the use and occupancy of the demised premises shall be conditioned upon observance of and compliance with such rules and regulations; provided, however, that any such rules and regulations shall not unreasonably interfere with the use by Tenant of the Leased Premises and common areas as contemplated herein, and further that any such rules and regulations shall not be effective until at least ten (10) days after Landlord shall have furnished a copy thereof to Tenant.

                                   SECTION 26

ADDITIONAL DOCUMENTS

     26.01. The parties hereto, upon request, agree to execute any additional documents required to carry out the intent and provisions of this Lease.

                                   SECTION 27

WAIVER OF RIGHTS AND REDEMPTION

     27.01. Tenant hereby expressly waives to and only as may be allowed by law either now or as may become applicable in the future, any and all rights or redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

                                   SECTION 28

WAIVER

     28.01. The failure of the Landlord to insist, in any one or more instances upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver of a relinquishment for the future exercising of such covenant and/or condition or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent, with knowledge of the breach of any covenant or condition hereof, shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord.

                                   SECTION 29

NO PARTNERSHIP

     29.01. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

                                   SECTION 30

PARTIAL INVALIDITY AND SEVERABILITY

     30.01. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                   SECTION 31

LIENS

     31.01. The Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the estate of the Landlord or of any interest of the Landlord in the demised premises, or upon or in the building or buildings or improvements thereon or hereafter erected or placed hereon, it being agreed that should the Tenant cause any improvements, alterations or repairs to be made to the demised premises, or material furnished or labor performed therein, or thereon, neither the Landlord nor the demised premises nor any improvements shall under any circumstances be liable for the payment of any expenses incurred or for the value of any work done or material furnished to the demised premises or any part thereof; but all such improvements, alterations, repairs, materials and labor shall be done at the Tenant's expense and the Tenant shall be solely and wholly responsible to contractors, laborers and materialmen, furnishing labor and material to said Premises and building or buildings and improvements or any part thereof and all such laborers, materialmen and contractors are hereby charged with notice that they must look solely and wholly to the Tenant and the Tenant's interest in the Premises, to secure the payment of any bills for work done and materials furnished.

     In the event a mechanic's lien shall be filed against the demised premises or Tenant's interest therein as the result of the work undertaken by Tenant to ready the demised premises for the opening of Tenant's business or as a result of any repairs or alterations made by Tenant, Tenant shall, within ten (10) days after receiving notice of such lien either by payment of the indebtedness due the mechanic's lien claimant or by filing a bond (as provided by statute) as security therefor. In the event Tenant shall fail to discharge such lien, Landlord shall, among its remedies, including but not limited to those for default, have the right to procure such discharge by filing such bond and Tenant shall pay the cost of such bond to Landlord as additional rent upon the first day that rent shall be due thereafter.

                                   SECTION 32

ENTIRE AGREEMENT

     32.01. This Lease and the Exhibits, Riders and/or Addenda, if any, attached and signed by the parties, set forth the entire agreement between both parties. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. If any provisions contained in a Rider or Addenda is inconsistent with a provision of this Lease, the provision contained in said Rider or Addenda shall supersede the Lease provision. This Lease and such Exhibits, Riders and/or Addenda are agreed upon by the parties as being a fully integrated document.

                                   SECTION 33

COMPLIANCE WITH LAWS

     33.01. Tenant covenants and warrants that during the term of this Lease or any extension thereof, Tenant, at its expense and under penalty of forfeiture and damages, has complied and will continue to comply with all statutes, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal and other applicable governmental authorities now in force or which may hereinafter be in force as pertains to the conduct of Tenant's business. Tenant agrees to indemnify, save and hold Landlord harmless from any fines or penalties assessed against the demised premises for a violation of any statutes, ordinances, rules, orders, regulations, and/or requirements of all county, municipal, state federal and other governmental authorities as a result of Tenant's improper, unusual or unlawful manner of using the demised premises for the conduct of Tenant's business.

                                   SECTION 34

CONSTRUCTION AND INTERPRETATION

     34.01. This Lease shall be construed and interpreted in accordance with the laws of the State of Michigan.

RENT TO BE NET TO LANDLORD

                                   SECTION 35

     35.01. It is the intention of the parties that the rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the net annual rent specified herein during the term of this Lease, and that all costs, expenses and obligations of every kind or nature whatsoever relating to the demised premises or common areas shall be paid by Tenant except for those costs, expenses and obligations specifically designated as those of the Landlord.

                                   SECTION 36

DELAYS

     36.01. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The party entitled to such extension, hereunder shall give written notice as soon as possible to the other party hereto of its claim of rights to such extension and the reason(s) therefor. The provisions of this Paragraph shall not operate to excuse Tenant from prompt payment of rent, or any other payments required by the terms of this Lease.

                                   SECTION 37

LIABILITY OF LANDLORD

     37.01. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the demised premises and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the demised premises, neither Landlord nor any of the parties comprising the Landlord herein shall be liable for any deficiency.

                                   SECTION 38

RECORDING

     38.01. Upon the request of either party hereto, the other party shall join execution of a memorandum or so-called "short-form" of this Lease for the purpose of recordation. Said memorandum or "short-form" of this Lease shall describe the parties, the Leased Premises, the term of this Lease, any special provisions, and shall incorporate this Lease by reference. Tenant shall not record this Lease prior to the closing of Landlord's mortgage, without the prior written consent of Landlord.

                                   SECTION 39

SUBORDINATION

     39.01. The Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon the Landlord's interest in the said Premises and on the land and buildings of which the said Premises are a part or upon any buildings hereafter placed upon the land of which the Leased Premises form a part; provided, however, that any such subordination shall not affect Tenant's rights hereunder, unless Tenant shall be in default in this Lease. And the Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages as shall be desired by the Landlord and any mortgagees or proposed mortgagees. Tenant hereby irrevocably appoints the Landlord the attorney-in-fact of the Tenant to execute and deliver any such instrument or instruments for and in the name of the Tenant consistent with the aforegoing.

OFF SET STATEMENT

     39.02. Within ten (10) days after request by Landlord at any time or times, Tenant shall execute in recordable form and deliver to Landlord a statement, in writing, certifying (i) that this Lease is in full force and effect; (ii) the date of commencement of the term of this Lease; (iii) that rent is paid currently without any offset or defense thereto; (iv) the amount of rent, if any, paid in advance; and (v) that there are no uncured defaults by Landlord or stating those claimed by Tenant, provided that, in fact, such facts are accurate and ascertainable.

ATTORNMENT

     39.03. Tenant shall in the event of the sale or assignment of Landlord's interest in the Leased Premises, or in the event any proceedings are brought for the foreclosure of such interest or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, or for the eviction of Tenant under any underlying Lease by Landlord, attorn to the purchaser and recognize such purchaser or lessor as the Landlord under this Lease, notwithstanding the fact that this Lease may terminate upon the termination of Landlord's interest. Such attornment shall be self-operative upon demand without the execution or delivery of any further instrument by Tenant; however, no such attornment (except in the event of the sale for value of the Leased Premises) shall cause such subsequent Landlord to be liable for any act or omission of Landlord or subject to any offsets or defenses against Landlord or bind it for any rent or additional rent which Tenant may have paid in advance to Landlord.

                                   SECTION 40

BINDING UPON SUCCESSORS

     40.01. The covenants, conditions and agreements made and entered into by the parties hereto shall be binding upon and inure to the benefit of their respective heirs, administrators, executors, representative, successors and assigns.

                                   SECTION 41

LANDLORD'S COVENANT

     41.01. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgages to which this Lease is subordinate.

                                   SECTION 42

ACCORD AND SATISFACTION

     42.01. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement of statement on any check or any letter accompanying any check or payment as rent be deemed on accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

                                   SECTION 43

SECURITY PROVISION

     43.01. The Landlord herewith acknowledges receipt of Twenty-four Thousand Five Hundred Nine and 56/100 Dollars ($24,509.56) which he is to retain as security for the faithful performance of all of the covenants, conditions, and agreements of this Lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for the Tenant's failure to perform the said covenants, conditions, and agreements; the Landlord may so apply the security at his option; and the Landlord's right to the possession of the premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said sum if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions, and agreements of this Lease is to be returned to the Tenant when this Lease is terminated, according to these terms, and in no event is the said security to be returned until the Tenant has vacated the Premises and delivered possession to the Landlord.

In the event that the Landlord repossesses himself of the said Premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions, and agreements of this Lease, the Landlord may apply the said security upon all damages suffered or shall accrue thereafter by reason of the Tenant's default or breach. The Landlord shall not be obliged to keep the said security as a separate fund, but may mix the said security with his own funds.

                                   SECTION 44

SURRENDER OF PREMISES ON TERMINATION

     44.01. Whenever this Lease shall be terminated, whether by lapse of time, forfeiture, or in any other way, Tenant will yield and deliver up the demised premises, including the building and improvements thereon and the fixtures and equipment belonging to Landlord therein contained, peaceably to Landlord in as good repair as when taken, except for reasonable and normal wear and tear, and except for damage or destruction resulting from causes which are covered by insurance.

                                   SECTION 45

RIGHT TO CANCEL.

     45.01. Provided Tenant has not been in default and is not in default, Tenant shall have the right to cancel this Lease at anytime after the 42nd month of the Commencement Date with one hundred eighty (180) days' written notice. Tenant shall pay a cancellation penalty of Two-Hundred Twenty Thousand Five Hundred Eighty-six and 04/100 Dollars ($220,586.04) due and payable upon Lease termination to Landlord as well as a proration of the brokerage commission paid and a proration of Landlord's expense to buildout tenant's office improvements. The right to cancel this Lease shall not be assignable or otherwise transferable to any person or entity other than a parent or affiliated entity of Tenant as defined in Section 7.01.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date and year set forth below:

WITNESSES                     LANDLORD:

                              CHARRINGTON ESTATES,
                              a Michigan Limited Partnership

/s/                                /s/
--------------------------    By:  --------------------------

/s/Sandra R. Pisching         Its: Partner
--------------------------         --------------------------


                              TENANT:

                              JABIL CIRCUIT, INC.

/s/                           By:  /s/William S. Peters
--------------------------         --------------------------


/s/Sandra R. Pisching         Its: Operations Manager
--------------------------         --------------------------


                          ACKNOWLEDGEMENT OF LANDLORD

STATE OF MICHIGAN   )
                    )ss.
COUNTY OF OAKLAND   )

     On this 1 day of October 1997, before me personally appeared Stanley Frankel, personally know to me to be the person who executed the foregoing Lease as Partner of CHARRINGTON ESTATES LIMITED PARTNERSHIP, a Michigan Limited Partnership, on behalf of such Limited Partnership and acknowledged before me that he executed the same as his free act and deed.

   MAJORIE B. SIVAK                    /s/ Majorie B. Sivak
                                       -----------------------------------------
NOTARY PUBLIC STATE OF MICHIGAN
   OAKLAND COUNTY                      Notary Public, Oakland County, Michigan
                                       My Commission Expires:
My Commission Expires July 24, 1999                          -------------------



                       ACKNOWLEDGMENT OF CORPORATE TENANT

STATE OF Michigan   )
         --------
                    )
COUNTY OF Oakland   )
          -------

     On this 1 day of October 1997, before me personally appeared William S. Peters and _____________ of Jabil Circuit, Inc., which executed the within instrument, and that said instrument was signed and sealed on behalf of said
corporation and said William S. Peters and                  acknowledged before
                                           ----------------
me said instrument to be the free act and deed of said corporation.

MARJORIE B. SIVAK                      /s/ Majorie B. Sivak
NOTARY PUBLIC STATE OF MICHIGAN        ----------------------------------------
OAKLAND COUNTY                         Notary Public,                    County,
MY COMMISSION EXP. JULY 24, 1999                     --------------------
                                       My Commission Expires:
                                                             ------------------

                                LEGAL DESCRIPTION
                               SITE AND SITE PLAN

PART OF THE SOUTHWEST 1/4 SECTION 26, TOWN 3 NORTH, RANGE 10 EAST, CITY OF AUBURN HILLS (FORMERLY PONTIAC TOWNSHIP), OAKLAND COUNTY, MICHIGAN, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS; BEGINNING AT A POINT WHICH IS S 87 DEGREES 32'56" W 33.07 FEET ALONG THE SOUTH LINE OF SECTION 26 AND THENCE ALONG THE WEST LINE OF DORIS AVENUE (66 FEET WIDE) N 01 DEGREE 10'43" E 532.18 FEET FROM THE SOUTH 1/4 CORNER OF SAID SECTION 26, TOWN 3 NORTH, RANGE 10 EAST.

THENCE S 88 DEGREES 29'15" W 598.18 FEET; THENCE NORTHWESTERLY 135 FEET ALONG A CURVE CONCAVE TO THE SOUTHWEST (RADIUS OF 75 FEET, A CENTRAL ANGLE OF 103 DEGREES 07'53" A CHORD BEARING OF N 23'22" W 117.50 FEET); THENCE N 23 DEGREES 20'30" E 110.00 FEET; THENCE N 02 DEGREES 27'04" W 525.54; THENCE N 87 DEGREES 32'56" E 534.15 FEET; THENCE S 31 DEGREES 41'15" E 109.83 FEET; THENCE S 12 DEGREES 08'18" E 261.25 FEET; THENCE ALONG THE WEST LINE OF DORIS AVENUE (66 FEET WIDE) S 01 DEGREE 10'43" W 384.44 FEET TO THE POINT OF BEGINNING.

CONTAINING 447,535 SQUARE FEET OR 10.274 ACRES OF LAND SUBJECT TO AND TOGETHER WITH ANY EASEMENTS, RESTRICTIONS OR RESERVATIONS AFFECTING TITLE TO THE DESCRIBED PREMISES.

                            EXHIBIT "1" - Page 1 of 1

                             LEASED PREMISES PARCEL

                                 [FLOOR PLAN]


Legend

  = Leased Premises Parcel Boundary

  = Leased Premises



                            EXHIBIT "2" - Page 1 of 1

                OPDYKE INDUSTRIAL PARK - BUILDING SPECIFICATIONS

OFFICE AREA (7200 Square Feet)

HEATING AND AIR CONDITIONING: Roof mounted heating and air cooling units to be installed. Gas heat to 72 degrees F. at an outside temperature of 0 degrees F. and electrically air conditioned to 70 degrees F. at an outside temperature of 90 degrees. All duct work, defusers and thermostats to be supplied and installed.

CEILING: Ceiling shall be 2' x 4' lay-in white acoustical tile of fissured design.

WALL FINISH: Interior side of exterior walls to receive 1/2" drywall, taped, sanded and painted.

ELECTRICAL WATER COOLER: Landlord to supply one (1) electric water cooler in office area.

FLOOR COVERING ALLOWANCE: Tenant shall receive a floor covering allowance to cover the cost of tenant's desired floor covering, vinyl base, inclusive of labor and material for installation, in an amount equal to $12.00 per square yard.

DOORS: One solid core partition flush birch veneer door will be provided for each 25 lineal feet of partition allowance. Doors and wood trim shall be stained and varnished, or painted at tenant's option.

PARTITION STANDARDS: The allowance for interior partitions is five percent (5%) of the square footage of office space leased.

Typical wall construction shall be metal studs with taped, sanded and painted drywall. Tenant shall have choice of custom colors.

LIGHTING STANDARDS: Ceiling fixtures to be supplied shall be 2'x 4' lay-in fluorescent fixtures installed in office area to provide one fixture for 80 square feet of leased office space.

TELEPHONE OUTLETS: One (1) telephone outlet receptacle shall be installed for each 250 square feet of leased office space.

ELECTRICAL OUTLETS: One (1) single pole light switch per 500 square feet of leased office space.

ELECTRICAL WALL OUTLETS: One (1) 120 volt duplex outlet for each 200 square feet of leased office space. Floor outlets shall be installed at additional cost if required.

RESTROOMS: Toilet fixtures shall be installed as required by local code including installation of barrier free fixtures to meet Michigan Handicapped Code. Metal toilet partitions and hot water shall be supplied.

                            EXHIBIT "3" - Page 1 of 2

OPDYKE INDUSTRIAL PARK - BUILDING SPECIFICATIONS

WAREHOUSE

INTERIOR WALLS: Painted block.

ELECTRICAL SERVICE: 480 volt, 1,000 amps., 3 phase electrical service to serve entire building.

FIRE SPRINKLER SYSTEM: Entire shop area to have automatic sprinkler system installed per local municipal code.

CEILING CLEARANCE: 21' clear height.

OVERHEAD DOORS: Two 12' x 14' electrically operated, insulated metal doors. Interior truckwell with load leveler.

FLOOR FINISH: Sealed concrete floor.

CEILING IN WAREHOUSE AREA: Ceiling to be exposed joists.

WAREHOUSE LIGHTING: Landlord to install metal Halide lighting fixtures based on one fixture per 400 square feet.

GAS UNIT HEATERS: Per approved plan.

GROUNDS

LANDSCAPING: Professionally designed landscaping per approved site plan. Sod with full sprinkler system.

CUSTOM ADDITIONS:

Landlord is available to quote and promptly construct and install all tenant required options, upgrades and additional interior requirements. Architectural and space planning services are available.

SIGNAGE: Full building user shall be entitled to signature name per municipal building code.

                            EXHIBIT "3" - Page 2 of 2

                                    GUARANTY

ANNEXED TO AND FORMING A PART OF LEASE DATED October 1, 1997, BETWEEN CHARRINGTON ESTATES, A MICHIGAN LIMITED PARTNERSHIP, AS LANDLORD, AND JABIL CIRCUIT, INC., AS TENANT.

     The under signed William Peters, Operations Manager, whose address is _________, in consideration of the leasing of the Premises described in the annexed Lease to the above-named Tenant, do hereby covenant and agree:

A. That if Tenant shall default at any time during the term granted by said Lease in the performance of any of the covenants and obligations of said Lease on Tenant's part to be performed, then the undersigned will on demand well and truly perform the covenants and obligations of said Lease on Tenant's part to be performed and will on demand pay to Landlord any and all sums due to Landlord, including all damages and expenses that may arise in consequence of Tenant's default, and does hereby waive all requirements of notice of breach or nonperformance by Tenant.

B. That the undersigned may, at Landlord's option, be joined in any action or proceeding commenced by Landlord against Tenant in connection with the based upon covenants and obligations in said Lease, and that the undersigned waives any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant.

C. That this Agreement and Guaranty shall remain and continue in full force and effect notwithstanding the alteration of the said Lease by the parties thereto whether prior to or subsequent to the execution hereof and as to any renewal, extension, modification or amendment of said Lease and as to any assignee of Tenant's interest in said Lease, and the undersigned does hereby waive notice of any of the foregoing, and agree that the liability of the undersigned hereunder shall not be discharged, in whole or in part, thereby and shall be based upon the obligations set forth in the said Lease as the same may be altered, renewed, extended, modified, amended, or assigned.

D. That undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral given later as additional security (including other guaranties and released Tenant from the performance of its obligations under such Lease.

E. That this Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant, of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of said Lease in any such proceedings or otherwise.

F. That if this Guaranty is signed by more than one party, their obligations shall be joint and several and the release of one of such guarantors shall not release any other of such guarantors.

G. That this Guaranty shall be applicable to and binding upon the heirs, representatives, successors, and assigns of Landlord, Tenant and Guarantor.

                             EXHIBIT "4" page 1 of 2

     IN WITNESS WHEREOF, the undersigned has executed this Guaranty this 1ST day of October, 1997.

WITNESSES:                               GUARANTOR(S):
                                         /s/ William E. Peters
---------------------------             -------------------------------------
/s/                                      Operations Manager
---------------------------             -------------------------------------





                            CORPORATE ACKNOWLEDGMENT

STATE OF Michigan        )
COUNTY OF Oakland        )ss.
                         )

     On this 1 day of October, 199_, before me personally appeared William S. Peters and ____________________ of Jabil Circuit, Inc., which executed the within instrument, and that said instrument was signed and sealed on behalf of said corporation and said William S. Peters and ____________________ acknowledged before me said instrument to be the free act and deed of said corporation.

    Majorie B. Sivak
NOTARY PUBLIC STATE OF MICHIGAN
        OAKLAND COUNTY
MY COMMISSION EXP. JULY 24, 1999

                                      /s/ Majorie B. Sivak
                                      Notary Public, _______ County, _______
                                      My Commission Expires: _________



                            EXHIBIT "4", Page 2 of 2